Exhibit 21


            SUBSIDIARIES OF FORD MOTOR COMPANY AS OF MARCH 15, 2001*
            -------------------------------------------------------

Organization                                                           Jurisdiction
------------                                                           ------------

FAH Investments                                                        England
        Kwik-Fit plc                                                   England
Ford Argentina S.A.                                                    Argentina
Ford Brasil Ltda.                                                      Brazil
Ford Capital B.V.                                                      The Netherlands
        Ford Motor Company (Belgium) N.V.                              Belgium
        Ford Nederland B.V.                                            The Netherlands
Ford Enhanced Investment Partnership                                   Michigan, U.S.A.
Ford Enhanced Return Partnership                                       Michigan, U.S.A.
Ford Espana S.A.                                                       Spain
Ford Export Services B.V.                                              The Netherlands
Ford European Holdings, Inc.                                           Delaware, U.S.A.
        Ford Deutschland Holding, GmbH                                 Germany
          Ford Werke AG                                                Germany
             Ford Motor Company (Austria) K.G.                         Austria
             Ford Treasury Services Dublin                             Ireland
Ford Global Technologies, Inc.                                         Michigan, U.S.A.
Ford FSG, Inc.                                                         Delaware, U.S.A.
        Ford Motor Credit Company                                      Delaware, U.S.A.
          The American Road Insurance Company                          Michigan, U.S.A.
          Ford Credit Auto Receivables Corporation                     Delaware, U.S.A.
          Ford Credit Auto Receivables LLC                             Delaware, U.S.A.
          Ford Credit International, Inc.                              Delaware, U.S.A.
             FCE Bank plc                                              England
             Ford Credit Canada Limited                                Canada
                  Ford Credit Canada Leasing Limited                   Canada
          Primus Automotive Financial Services, Inc.                   New York, U.S.A.
          Volvo Finance North America, Inc.                            Delaware, U.S.A.
        The Hertz Corporation                                          Delaware, U.S.A.
          Hertz Equipment Rental Corporation                           Delaware, U.S.A.
Ford Holdings, Inc.                                                    Delaware, U.S.A.
        Ford Motor Land Development Corporation                        Delaware, U.S.A.
Ford International Capital Corporation                                 Delaware, U.S.A.
        Ford Automotive Holdings                                       England
          Ford Motor Company Limited                                   England
          Jaguar Cars Export Limited                                   England
          Jaguar Cars Limited                                          England
          Volvo Car UK Limited                                         England
Ford Investment Partnership                                            Michigan, U.S.A.
Ford Italiana S.p.A.                                                   Italy
Ford Japan Limited                                                     Delaware, U.S.A.
Ford Motor Company of Canada, Limited                                  Ontario, Canada
        Essex Manufacturing                                            Ontario, Canada
        Ford Motor Company of Australia Limited                        Australia
        Ford Lio Ho Motor Company Ltd.                                 Taiwan
        Land Rover                                                     England
          Land Rover Group Limited                                     Jersey
Ford Motor Company of Southern Africa (Pty.) Limited                   South Africa
Ford Motor de Venezuela, S.A.                                          Venezuela
Ford Motor Vehicle Assurance Company                                   Michigan, U.S.A.
Ford Super Enhanced Return Partnership                                 Michigan, U.S.A.






                                               Page 1 of 2



                                                                     Exhibit 21


SUBSIDIARIES (Continued)


Organization                                                           Jurisdiction
------------                                                           ------------

Ford Trading Company, LLC                                              Delaware, U.S.A.
Ford  VAC Corporation                                                  Delaware, U.S.A.
        Ford VHC AB                                                    Sweden
          Volvo Personvagnar Holding AB                                Sweden
             Volvo Personvagnar AB                                     Sweden
               Snebe Holding B.V.                                      Netherlands
                  Volvo Cars Europe Industry NV                        Belgium
               Swene Holding B.V.                                      Netherlands
               Volvo Car Holding Germany GmbH                          Germany
                  Volvo Deutschland GmbH                               Germany
               Volvo Personbilar Sverige Aktiebolag                    Sweden
Gentle Winds Reinsurance, Ltd.                                         Cayman Islands
Groupe Ford France SAS                                                 France
        Ford Automotive Group SAS                                      France
          Ford Aquitaine Industrie SAS                                 France
          Ford France Automobile SAS                                   France
Grupo Ford S. de R.L. de C.V.                                          Mexico
        Ford Motor Company, S.A. de C.V.                               Mexico
Land Rover Group USA,  Inc.                                            Maryland, U.S.A.
        Land Rover North America,  Inc.                                Maryland, U.S.A.
Transcon Insurance Limited                                             Bermuda
Volvo Cars of North America, Inc.                                      Delaware, U.S.A.


303       Other U.S. Subsidiaries
436       Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
















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